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                                                   EXHIBIT 10.3


                     ALLEGHENY ENERGY, INC

                   1999 ANNUAL INCENTIVE PLAN


   I.     PURPOSE OF THE INCENTIVE PLAN

          To attract and retain first quality managers in a competitive job market and to reward for attaining and exceeding specified annual system, business or service company group/function, and individual performance goals.

  II.     ELIGIBILITY

          A prerequisite for participation in the Plan shall be an understanding of, and commitment to Allegheny
          Energy's:

          _    Management Plan and Policies

          _    Mission, Vision, Values, and Strategies

          Eligibility will be determined by the Management Review Committee upon the recommendation of the CEO from among executives whose responsibilities can affect the performance of their units, and through unit performance, the performance of Allegheny Energy.

 III.     AWARDS

          Awards   will   reflect   the   importance  of      the
          participants   to  the  units  for   which   they   are
          responsible.

          Awards   will  be   paid   for   the   achievement   of
          specific measurable goals set for the individual and the units for which he or she is responsible.

          The Plan's goals will be:

          _    Determined and communicated annually

          _    A reasonable number for each participant

          The goals which the Board will set with the help of the Management Review Committee will be consistent with Allegheny Energy's Mission, Vision, Values, and
          Strategies and will include such things as:

          _ Financial performance (return on equity, earnings, dividends)

          _      Customer   satisfaction  (cost,   quality,   and
                 reliability of service)


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 III.     AWARDS (continued)

          _    Cost      and      environmental     consciousness
               (productivity,   efficiency,   availability    and
               utilization of equipment) and conservation of resources

          _    Safety

          _    Leadership development

  IV.     OVERALL LIMITATIONS ON AWARDS

          The   Board  of  Directors  shall  not  authorize   any
          incentive   payment   if,  in  the   Board's   opinion,
          Allegheny's performance is less than satisfactory from the perspective of its stockholders.

   V.     PERFORMANCE MEASURES

          Each   year    measures   to   evaluate   participants'
          performance  will be determined.  They may  vary  among
          participants  according  to  whether  their   principal
          responsibilities are to:

          _    Allegheny as a whole

          _    A Business or Division within a Business

          _    A Service Company Group or Function

          Each   category   of   performance  measure will  carry
          appropriate weightings as shown on the 1999 Participant
          Performance Schedule. Examples of possible measures include:

          For Allegheny as a whole:

          _    Quantity and quality of annual earnings; return on
               equity;   financial  ratings;  capital  structure;
               dividend payout ratios; and total shareholder return

          _ Development of appropriate management succession, personnel relations and development, and programs to assure fair and non-discriminatory treatment of all employees


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   V.     PERFORMANCE MEASURES (continued)

          _    Productivity,  cost  control,  efficient  use   of
               equipment,    natural   resources,    and    other
               environmental considerations

          _    Quality and reliability of customer service

          _    Safety

          _ Attainment of reasonable rates and maintenance of competitive position

          For Businesses, Divisions within Businesses,  and
          Service Company Groups/Functions:

          _    Profitability

          _    Safety

          _    Productivity   and   efficiency,   revenues,   and
               administrative,    operating,   and    maintenance
               expenditures

               _    Per employee, customer, and kwh

               _    Measured against previous year
                    and peer companies

          _ Customer satisfaction (quality of service); outage rates, speedy restoration of service, customer complaints, employee courtesy, conservation, and demand-side management programs

          _ Cost of service; rate per kwh measured against past period, economic indices, and peer companies

          _ Community relations and relations with state and local governments and their agencies

          _ Completion of construction projects on time and within budget

          _ Adequacy of management development programs and programs to assure fair and non-discriminatory treatment of all employees

          _    Adequacy of planning and accuracy of forecasts

          _ Completion of assignments and projects on time and within budget


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   V.     PERFORMANCE MEASURES (continued)

          _ Availability, efficiency, and reliability of generating units and transmission systems

          _    Cost   consciousness   (avoidance   of   excessive
               staffing and waste of work space and receptivity to cost saving techniques)

          _    Minimizing adverse effects in the environment

          _    User satisfaction

          _ Adherence to Procurement Policy and success in buying (including minority vendor participation) material, equipment, and supplies at the best possible price

          For Individual Performance:

          _    Visionary Leadership

          _    Innovative Results Orientation

          _    Strategic Thinking

          _    Communication

          _    Teamwork

          _    Judgment

VI.       CALCULATION OF AWARDS

               Target Incentive Awards and Total Estimated Cost

          _ No awards will be paid for any year unless the Board of Directors finds that overall System performance is satisfactory from the perspective of stockholders.

          _ Incentive awards will be based on System, Unit, and Individual Performance

          Performance Schedules

          _ The Performance Schedule describes ratings and weightings for each performance measure at all levels of performance

          _    As  soon  as  practicable each  year,  Participant
               Performance Schedules for that year will be issued


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VI.
     CALCULATION OF AWARDS (continued)

          Performance Ratings

          _    Target   performance  represents  the   full   and
               complete   attainment  of  expectations   in   the
               performance area; it is rated 1.0

          _ Performance that is acceptable but does not fully meet expectations can earn a rating but, of course, less than 1.0

          _ Exceeding expectations can result in a performance rating as high as 1.50

          _ Unacceptable individual performance will result in no award regardless of System or Unit Performance

          Weightings

          _ Weightings will be established each year for System, Unit, and Individual performance measures

          Calculation of Award

          _    A  participant's award, if any, will be determined
               by  multiplying the participant's assigned  Target
               Incentive   Award   by   his/her   rounded   total
               performance rating

          The  Management  Review  Committee  or  the  Board   of
          Directors,   at  its  discretion,  may  supplement   or
          decrease any participant's calculated award to reflect extraordinary circumstances.

          The maximum funds available for 1999 awards will be an amount equal to $2,990,000 (1% of 1999 budgeted net income) plus or minus 5% of any amount over or under 1999 budgeted net income for the System. In the event the maximum would otherwise be exceeded, all awards will be decreased pro rata.

 VII.     FORM AND TIMING OF PAYOUT

          Calculation of awards will be made as soon as practicable after the close of books for the year measured, but no award will be paid until it has been approved by the Management Review Committee or the Board of Directors, as appropriate.

          Payment   will  be    in  current  cash    unless   the
          Management Review Committee or the Board at its discretion provides for deferral. The Management
          Review Committee or the Board may also, at its discretion, make payment of awards in the form of stock in lieu of current cash.


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VIII.     TERMINATION AND TRANSFER PROVISIONS

          Termination Provisions

          _ Awards may at the discretion of the Management Review Committee or the Board be calculated on the basis of a full year's performance and prorated to the number of whole months actually served, except in the case of voluntary termination (other than retirement after the second quarter of the year) or termination by the Company (with or without cause), in which case no award is made for year of termination

          Designation of "Unit" in cases of transfer

          _ Weighting will be based on the number of months participant was in each unit

  IX.     PLAN ADMINISTRATION

          Administration   of   the  Plan is  the  responsibility
          of the Management Review Committee of the Board of Directors.

          _    The   Committee  is  responsible  for  review  and
               administration  of all Systemwide  goals  and  has
               final   approval  over  these  and  other  matters
               involving the Plan, including eligibility